                        UNITED STATES BANKRUPTCY COURT
                        _______ DISTRICT OF __________



                                   )
In re                              ) CASE NO.  [              ]
                                   ) Chapter 11
MERISEL, INC.,                     )
200 Continental Blvd.              )
El Segundo, California 90245       )
                                   )           MASTER BALLOT FOR PLAN OF
Employer ID No. 95-4172359         )        REORGANIZATION OF MERISEL, INC.
                                   )    (12.5% SENIOR NOTES DUE 2004 -- CLASS 4)
                    Debtor.        )
___________________________________)


       THIS BALLOT IS FOR BROKERS, PROXY INTERMEDIARIES OR OTHER NOMINEES
            OF BENEFICIAL OWNERS OF THE 12.5% SENIOR NOTES DUE 2004

          The Plan of Reorganization of Merisel, Inc., dated _________, 1997 (the "Plan"), can be confirmed by the Bankruptcy Court and thereby made binding on beneficial owners if it is accepted by the holders of at least two-thirds in dollar amount and one-half in number of Class 4 12.5% Senior Promissory Notes Due 2004 ("12.5% Notes") voting on the Plan. In the event the requisite acceptances are not obtained, the Bankruptcy Court may nevertheless confirm the Plan if it finds that the Plan accords fair and equitable treatment to the class or classes rejecting it and otherwise satisfies the requirements of 11 U.S.C.
(S) 1129(b).

          PLEASE READ AND FOLLOW THE ATTACHED INSTRUCTIONS CAREFULLY.

        THE VOTING DEADLINE IS 5:00 P.M., EASTERN TIME, ______ __, 1997
         BALLOTS MUST BE RECEIVED BY THE VOTING AGENT BY THE DEADLINE.
                         --------

           IF YOU HOLD FOR BENEFICIAL HOLDERS THROUGH ANOTHER NOMINEE
          (see Instructions), PLEASE ALLOW SUFFICIENT ADDITIONAL TIME
                  FOR PROCESSING OF YOUR VOTE BY THE NOMINEE.

 TO HAVE THE VOTE OF YOUR BENEFICIAL OWNERS COUNT, YOU MUST COMPLETE AND RETURN
 ------------------------------------------------------------------------------
THIS BALLOT SO THAT IT IS ACTUALLY RECEIVED NOT LATER THAN THE VOTING DEADLINE
------------------------------------------------------------------------------
  BY THE BANK OF NEW YORK AT THE FOLLOWING ADDRESS:  101 BARCLAY STREET - 7E,
  ---------------------------------------------------------------------------
 NEW YORK, NEW YORK 10286 (ATTN:  REORGANIZATION DEPARTMENT, GEORGE JOHNSON).
 ----------------------------------------------------------------------------

              MASTER BALLOT FOR 12.5% NOTES INTERESTS -- CLASS 4

             PLEASE MAKE SURE YOU PROVIDE ALL INFORMATION REQUESTED

ITEM 1.  AGGREGATE FACE AMOUNT OF 12.5% NOTES AS TO WHICH VOTES ARE CAST.

        The undersigned certifies that it is the registered owner as of _________, 1997, of $ _________________ aggregate face amount of 12.5% Notes, for which voting instructions have been received from beneficial owners for whom the undersigned owns 12.5%
        Notes in its name (the "Beneficial Owners") as listed in Item 3 below:

ITEM 2.  CLASS 4 12.5% NOTES VOTE ON PLAN -- AGGREGATE FACE AMOUNT OF 12.5%
         NOTES.

As instructed by the Beneficial Owners of the aggregate face amount of 12.5% Notes set forth in Item 1 above, the undersigned transmits the following votes of such Beneficial Owners in respect of their 12.5% Notes.

        To ACCEPT (vote FOR) the Plan, the
        following Aggregate Face Amount of
        12.5% Notes....................................... $____________

        To REJECT (vote AGAINST) the Plan,
        the following Aggregate Face Amount
        of 12.5% Notes.................................... $_____________

ITEM 3.  CERTIFICATIONS.  The undersigned certifies that:

             (a) the Beneficial Owners of 12.5% Notes, as identified by their respective customer account numbers or the respective sequence numbers on the attached "Aggregate Face Amount of 12.5% Notes," have delivered to the undersigned Ballots casting votes (indicate the aggregate face amount of 12.5% Notes for each respective account under the appropriate column).

             (b) it has either attached a copy of the "Certificate of Multiple Ownership" accompanying the Beneficial Owner Ballots or transcribed the information contained in those Certificates onto the attached "Certificate of Multiple Beneficial Ownership," if any.

             (c) each Beneficial Owner of 12.5% Notes whose votes are being transmitted by this Master Ballot has been provided with a copy of the Disclosure Statement, the Plan, and related solicitation materials.

             (d) it is the registered or record holder of the 12.5% Notes to which this Master Ballot pertains and/or has full power and authority to vote to accept or reject the Plan.

                      AGGREGATE FACE AMOUT OF 12.5% NOTES
                      -----------------------------------

      Customer Name and/or Ac-
      count Number for Each Benefi-     To Accept (For) the Plan   To Reject (Against) the
      cial Owner of 12.5% Notes         of Reorganization          Plan of Reorganization
      ------------------------------    ------------------------   -----------------------
(1)
      ------------------------------    ------------------------   -----------------------
(2)
      ------------------------------    ------------------------   -----------------------
(3)
      ------------------------------    ------------------------   -----------------------
(4)
      ------------------------------    ------------------------   -----------------------
(5)
      ------------------------------    ------------------------   -----------------------
(6)
      ------------------------------    ------------------------   -----------------------
(7)
      ------------------------------    ------------------------   -----------------------
(8)
      ------------------------------    ------------------------   -----------------------
(9)
      ------------------------------    ------------------------   -----------------------
(10)
      ------------------------------    ------------------------   -----------------------

                 CERTIFICATE OF MULTIPLE BENEFICIAL OWNERSHIP
                 --------------------------------------------



 Your Customer
 name and/or ac-                    Name of regis-    Face amount of
count number for   Account Number   tered holder or     Class 4             Amount of other
each Beneficial      of other         nominee of      12.5% Notes held      Class 4 claims
      Owner           account       other account       and voted           held and voted
(1)                                                   $                    $
-----------------  --------------   ---------------   ----------------     ----------------
(2)                                                   $                    $
-----------------  --------------   ---------------   ----------------     ----------------
(3)                                                   $                    $
-----------------  --------------   ---------------   ----------------     ----------------
(4)                                                   $                    $
-----------------  --------------   ---------------   ----------------     ----------------
(5)                                                   $                    $
-----------------  --------------   ---------------   ----------------     ----------------

Name of Record or Registered Holder:


----------------------------------------

By:
   ----------------------------------------------
                (Signature)

Printed Name:                                Title:
             --------------------------------      -----------------------------

Address:
        ------------------------------------------------------------------------

Telephone: (      )
          ------------------------------

Social Security or Federal Tax I.D. No.
                                        ----------------------------------------

Dated:
      ----------------------------------

                    INSTRUCTIONS FOR COMPLETING THE BALLOT

          Merisel, Inc. is soliciting votes of beneficial holders of 12.5% Notes on its Plan of Reorganization, dated _________, 1997 (the "Plan"), referred to in the Disclosure Statement dated _________, 1997 (the "Disclosure Statement"). The capitalized terms used herein and in the Master Ballot and not otherwise defined herein shall have the meaning ascribed to them in the Plan.

          TO COMPLETE THE MASTER BALLOT PROPERLY, TAKE THE FOLLOWING STEPS:

          ITEM 1:   AGGREGATE FACE AMOUNT OF 12.5% NOTES.    Provide the
information required by Item 1.

          ITEM 2: VOTE. Indicate the aggregate face amount of 12.5% Notes held by Beneficial Owners who accepted the Plan and the aggregate face amount of 12.5% Notes held by Beneficial Owners who rejected the Plan.

          Beneficial owners may not split their vote on the Plan with respect to their 12.5% Notes. Thus, if you have received a Ballot with respect to any 12.5% Notes that has been voted both "accept" and "reject," or have received two Ballots from the same Beneficial Owners that are marked differently, the votes may not be counted, and you should provide a separate tabulation of those Ballots.

          ITEM 3:  CERTIFICATIONS.

          (a) Item 3(a) requests information on a separate sheet for each individual Beneficial Owner for whom you hold the 12.5% Notes in your name. You may use the form provided or may attach your own form if it contains the required information. If you are unable to disclose the identity of such Beneficial Owners, please use the customer account number assigned by you to each such Beneficial Owner or, if no such customer account number exists, please use the sequential numbers provided (making sure to retain a separate list of each Beneficial Owner and his or her assigned sequential number).

          (b) Item 3(b) requests information for any of your Beneficial Owners who submitted a "Certificate of Multiple Ownership." You may use the form provided or may attach your own form if it contains the required information.

          (c)  Read Items 3(c) and 3(d) carefully.

          If you are both the record holder and Beneficial Owner of any 12.5%
                                            ---
Notes and you wish to vote such 12.5% Notes, you may not use this Master Ballot to vote. You must return a Beneficial Owner Ballot for the 12.5% Notes that you wish to vote.

          SIGNATURE. Sign and date the Master Ballot. If you are completing this Master Ballot on behalf of another entity, state your title with such entity. Provide your name and mailing address.

          MAILING INSTRUCTIONS. Please contact the Voting Agent in order to arrange for delivery of the completed Beneficial Owner Ballots and the completed Master Ballot to its offices. You may either:

                  (i) deliver the Beneficial Owner Ballot to each Beneficial Owner for whom you hold 12.5% Notes, and take any action required to enable each such Beneficial Owner to timely vote his or her 12.5% Notes to accept or reject the Plan; or

                  (ii) prevalidate the Beneficial Wwner Ballot contained in the solicitation package (by signing that ballot and by indicating on that ballot the record holder of the 12.5% Notes voted, the number of shares, and the appropriate account numbers through which the beneficial owner's holdings are derived) and then forward the solicitation package to the beneficial owner of the 12.5% Notes for voting so that the beneficial owner may return the completed Beneficial Owner Ballot directly to the Voting Agent in the return envelope provided in the information Package. With regard to any Beneficial Owner Ballots returned to you, you must (1) execute the Master Ballot so as to reflect the voting instructions given to you in the Beneficial Owner Ballots by the Beneficial Owners for whom you hold 12.5% Notes and (2) forward such Master Ballots to the Voting Agent.

          The Ballot must be RECEIVED by the Voting Agent by the VOTING
                             --------
          DEADLINE, WHICH IS __________, 1997.

                  DO NOT FAX YOUR BALLOT TO THE VOTING AGENT.
                      FAXED BALLOTS WILL NOT BE COUNTED.

          NO FEES OR COMMISSIONS OR OTHER REMUNERATION WILL BE PAYABLE to any broker, dealer or other person for soliciting Ballots accepting the Plan. We will, however, upon request, reimburse you for customer mailing and handling expenses incurred by you in forwarding the Beneficial Owner Ballots and other enclosed materials to your clients.

          QUESTIONS. IF YOU HAVE ANY QUESTIONS REGARDING THIS MASTER BALLOT OR THE VOTING PROCEDURES, OR IF YOU NEED ADDITIONAL COPIES OF THE MASTER BALLOT, THE BENEFICIAL OWNER BALLOT OR OTHER ENCLOSED MATERIALS, or if you believe that you have received the wrong Ballot, please contact The Bank of New York (Attn:
Reorganization Department, George Johnson), as Voting Agent, at (212) 815-4997.

          THE MASTER BALLOT IS NOT A LETTER OF TRANSMITTAL AND MAY NOT BE USED
                               ---
FOR ANY PURPOSE OTHER THAN TO CAST VOTES TO ACCEPT OR REJECT THE PLAN. Holders should not surrender, at this
       ---
time, certificates representing their securities, and Merisel will not accept
                                                                   ---
delivery of any such certificates surrendered together with this Master Ballot. Surrender of securities for exchange may only be made by you, and will only be accepted pursuant to a letter of transmittal which will be furnished to you by Merisel following confirmation of the Plan by the Bankruptcy Court.

          NOTHING CONTAINED IN THIS BALLOT, THE INSTRUCTIONS, OR THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT FOR MERISEL OR THE VOTING AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE PLAN, EXCEPT FOR THE STATEMENTS CONTAINED IN THE DOCUMENTS ENCLOSED HEREWITH.